UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 14, 2022

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue,	Cleveland,	Ohio	44115-2634
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 20, 2022, Athersys, Inc. (the "Company", "we", "us", or "our") announced that the Board of Directors of the Company (the “Board”) appointed Daniel A. Camardo to the Board and also named Mr. Camardo as the Company’s Chief Executive Officer, each effective as of February 14, 2022. William O. Lehmann, the Company's Interim Chief Executive Officer, will continue to serve as the Company's President and Chief Operating Officer.
Mr. Camardo, age 53, currently serves as the President, U.S., and the Executive Vice President of Horizon Therapeutics plc, a global biotechnology company, at the Rare Disease and Inflammation Business Unit and previously served as Group Vice President from September 2015 to August 2020. Before joining Horizon Therapeutics, Mr. Camardo was Vice President of Sales and Operations at Clarus Therapeutics, a start-up company focused on men's health, from July 2014 to September 2015. Prior to joining Clarus Therapeutics, Mr. Camardo served from 2003 to 2014 at Astellas Pharma US, an affiliate of Astellas Pharma Inc., a Japanese global pharmaceutical research company, in various roles, including Senior Director, U.S. Commercial Operations and Senior Director, Market Intelligence and Analytics.
In connection with Mr. Camardo’s appointment as Chief Executive Officer, we have entered into an offer letter agreement with Mr. Camardo (the “Offer Letter”), the key compensation terms of which are expected to be memorialized in an employment agreement with Mr. Camardo (an “Employment Agreement”). The Offer Letter includes the following material terms:

•Mr. Camardo’s annual base salary rate during the term of his employment will be $600,000, subject to potential increases from time to time at the discretion of the Board or the Compensation Committee of the Board (the “Committee”).
•A cash signing bonus of $250,000, to be paid within 30 days of the date Mr. Camardo commences employment with the Company (the “Commencement Date”). In the event that Mr. Camardo voluntarily terminates his employment within twelve months of the Commencement Date, he will be required to repay the full amount of the signing bonus.
•As an inducement to Mr. Camardo’s acceptance of employment with the Company, the Company has determined to grant to Mr. Camardo an initial equity award that is intended to be an inducement award under Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules (the “Inducement Award”). The Inducement Award will be a stock option award to purchase 10,000,000 shares of the Company’s common stock at a per share exercise price equal to the closing price of a share of the Company’s common stock on the grant date. With regard to 4,000,000 shares, vesting of the Inducement Award will generally occur over a four-year period, with 25% of such portion of the award generally vesting on the first anniversary of the grant date and the remainder generally vesting monthly in substantially equal installments over the remaining 36 months. With regard to 6,000,000 shares, vesting of the Inducement Award will generally occur upon achievement of certain Company milestones, including FDA manufacturing process and marketing approvals, cumulative product sales, and business development and fundraising activities, as and when reasonably evaluated and determined by the Board in its sole discretion. The Inducement Award will generally have a 10-year term.
•Mr. Camardo will be eligible to participate, during his employment, in the Company’s annual cash incentive compensation program (the “Annual Incentive Program”) on terms substantially similar to those that apply to other executive officers of the Company, with a target annual cash incentive opportunity equal to 60% of Mr. Camardo’s annual base salary (and no guaranteed minimum payment), subject to Company performance as designed annually for the Annual Incentive Program by the Board or the Committee.
•Beginning in 2022, Mr. Camardo will be eligible to participate, during his employment, in the Company’s annual stock-based award program on terms substantially similar to those that apply to other executive officers of the Company. The terms of such awards will be determined annually at the discretion of the Board or the Committee.
•While employed by the Company, Mr. Camardo will be eligible to participate in the Company’s employee benefit plans (including certain retirement and health and welfare benefit plans) on terms substantially similar to those that apply for other executive officers of the Company from time to time. Mr. Camardo will also be entitled to 20 days of paid vacation per year of full-time employment with the Company.
•Mr. Camardo will be entitled to receive certain severance benefits under the terms of the Employment Agreement.

•The Offer Letter provides that Mr. Camardo’s employment as Chief Executive Officer on the terms described in the Offer Letter is subject to his entry into an Employment Agreement with the Company, as well as other standard employment contracts.
The Employment Agreement is expected to include the following additional features, including: (1) severance benefits upon certain qualifying terminations of employment, including termination of Mr. Camardo’s employment by the Company without “Cause” or by Mr. Camardo for “Good Reason” (as such terms are defined in the Employment Agreement), consisting of: (a) for a qualifying termination that does not occur within 12 months after a “Change in Control” of the Company (as defined in the Employment Agreement), certain accrued obligations, plus 18 months of salary continuation and 18 months of COBRA premiums; and (b) for a qualifying termination that occurs within 12 months after a Change in Control, certain accrued obligations, 24 months of salary continuation, two times Mr. Camardo’s target annual cash incentive opportunity for the year of termination, a pro-rata payment under the Annual Incentive Program for the year of termination based on actual achievement, and 24 months of COBRA premiums; (2) a requirement that Mr. Camardo execute a customary release of claims in favor of the Company to receive severance compensation; and (3) customary restrictive covenants, including non-competition and confidentiality provisions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 21, 2022

ATHERSYS, INC.

By:	/s/ Ivor Macleod
Name: Ivor Macleod Title: Chief Financial Officer